EXHIBIT 23.    Consent of Experts and Counsel



Beckstead and Watts, LLP
Certified Public Accountants

                                           3340 Wynn Road, Suite B
                                               Las Vegas, NV 89102
                                                      702.257.1984
                                                  702.362.0540 fax

To Whom It May Concern:

We have issued our report dated February 27, 2003, accompanying the financial statements of Le Gourmet Co., Inc. on Form 10-KSB for the year ended December 31, 2002 and for the period of April 21, 1999 (inception date) through December 31, 2002. We hereby consent to the incorporation by reference of said report on the Annual Report of Le Gourmet Co., Inc. on Form 10-KSB.

Signed,

/s/ Beckstead and Watts, LLP
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February 27, 2003